Exhibit 99.1

Tessera Technologies to Acquire DTS

•	Combined company creates a global innovator in premium audio and imaging solutions

•	Projected 2016 pro forma revenue of approximately $450 million

•	Immediately accretive to EPS and cash flow

•	Transaction value represents 28% premium to DTS’s 30-day VWAP as of September 19, 2016

•	Combined company to be renamed at the closing of the transaction

SAN JOSE and CALABASAS, Calif. Sept. 20, 2016 – Tessera Technologies, Inc. (NASDAQ: TSRA) (“Tessera” or the “company”), a leader in developing innovative imaging and semiconductor packaging and bonding technologies and DTS, Inc., (NASDAQ: DTSI) (“DTS”) a premier audio solutions provider for mobile, home, and automotive markets, today announced that they have entered into a definitive agreement under which Tessera will acquire DTS for $42.50 per share, representing a 28% premium to DTS’s 30-day volume weighted average price as of September 19, 2016. The all-cash transaction is valued at approximately $850 million.

The transaction will combine market leading audio and imaging innovators with complementary products, technologies, customer channels and intellectual property assets to enable the creation of an expanded, integrated platform to invent the future of smart sight and sound. Upon completion of the acquisition, the combined company will be one of the world’s leading product and technology licensing companies, with over 450 engineers focused on developing next-generation imaging, audio and semiconductor packaging technologies. In addition, the acquisition adds significant scale and diversifies revenue across end markets and customers. The combined company is forecasted to achieve pro forma 2016 revenue of approximately $450 million, nearly half of which will come from product licensing.

The transaction will be immediately accretive to Tessera’s earnings per share and free cash flow. The combined company is expected to realize $15 million in annualized cost synergies within the first 12-18 months following the closing of the transaction and anticipates revenue synergies from the expansion of addressable markets and leveraging of complementary customer channels and technologies. Tessera intends to fund the acquisition with a combination of available cash on hand and approximately $600 million of committed debt financing from RBC Capital Markets. The combined company will maintain a strong balance sheet with pro forma cash and investments of approximately $100 million. The combined company is expected to generate significant free cash flow that will provide flexibility to retire debt, fund quarterly dividends, explore M&A opportunities, and continue investments into its business units. In order to better reflect the combined company’s capabilities and technologies, a new corporate name and stock symbol will be adopted in connection with the closing of the transaction.

“Our acquisition of DTS’s talented team and industry-leading products will represent a transformational step in the execution of Tessera’s strategic vision, with exciting new product development and marketing opportunities. We expect this acquisition to be immediately accretive to Tessera’s earnings and accelerate growth. Our complementary technology portfolios are ideally suited to deliver the next generation of audio and imaging solutions to mobile, consumer electronics, and automotive markets while expanding our ability to address incredible new opportunities in IoT and AR/VR,” said Tom Lacey, Tessera CEO. “I am particularly excited that Jon Kirchner and the exceptional DTS team will join the Tessera family as we continue to grow and expand the DTS brand.”

“This is an exciting transaction that provides substantial and immediate value to our shareholders. We look forward to working closely with Tom and the Tessera team to achieve a smooth integration and pursuing the attractive opportunities ahead,” said Jon Kirchner, chairman and CEO of DTS. “We believe that as part of Tessera we will be in a unique position to deliver the world’s leading audio and imaging solutions to all of our key markets and drive meaningful value for our combined customers, partners and employees.”

Combined company profile:

•	DTS’s innovative audio solutions include, among others, DTS-HD® and DTS:X™ audio codecs, DTS Headphone:X® and DTS Sound™ pre-and post processing solutions , DTS Play-Fi® wireless audio, and HD Radio™

•	Tessera’s world-class FotoNation®, Invensas and intellectual property businesses, which have developed and licensed technologies that ship globally in billions of devices

•	A major technology presence in the consumer electronics, mobile, automotive and semiconductor markets

•	A superior R&D team made up of over 450 imaging, audio and semiconductor packaging engineers

•	Significant sales channel leverage with immediate mobile and automotive customer cross-selling opportunities

•	At the closing of the transaction, Lacey will continue to serve as CEO and Kirchner is expected to join as President of the combined company.

Transaction Structure and Terms

Under the terms of the definitive agreement, Tessera will acquire DTS in an all cash transaction valued at approximately $850 million. DTS equity awards will be assumed or exchanged for cash upon closing of the transaction, in accordance with the terms of the definitive agreement. DTS stockholders will become entitled to receive $42.50 per share in cash at the time of the closing. Additionally, all of DTS’s outstanding debt will be retired at the closing of the transaction.

The transaction has been unanimously approved by both companies’ respective Boards of Directors. Closing of the transaction is expected by late fourth quarter of 2016 or early first quarter of 2017, and is subject to regulatory approval as well as the approval of DTS’s stockholders and other customary closing conditions.

Advisors

GCA acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Tessera; Centerview acted as financial advisor and DLA Piper LLP acted as legal advisor to DTS.

Conference Call

Tessera’s management will discuss the proposed transaction with analysts and investors on a conference call today at 8:30 a.m. Eastern (5:30 a.m. Pacific).

To access the conference call:

• Participant Toll-Free Dial-In Number:	888.723.9308

• Participant International Dial-In Number:	+1.615.489.8916

• Conference ID:	83665062

All participants should dial in approximately 10 minutes prior to the start of the conference call. A live webcast will be available on the company’s website at www.tessera.com. Here is the link for today’s webcast: http://edge.media-server.com/m/p/kfwrnwrn.

Upon publication and filing of the conference call transcript, a replay of the call will be available via telephone for two days by dialing (855) 859-2056 or (404) 537-3406, and using the conference ID referenced above. At the same time a replay of the webcast will be available for 90 days on the Investors section of the company’s website at www.tessera.com.

About Tessera Technologies, Inc.

Tessera Technologies, Inc., including its Invensas and FotoNation subsidiaries, licenses technologies and intellectual property to customers for use in areas such as mobile computing and communications, memory and data storage, and 3D-IC technologies, among others. Our technologies include semiconductor packaging and interconnect solutions, and imaging products and solutions for mobile and other vision systems. For more information call +1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, Invensas, the Invensas logo, FotoNation, the FotoNation logo are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq: DTSI) has been dedicated to making the world sound better. Through its pioneering audio solutions for mobile devices, home theater systems, cinema, automotive and beyond, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere. DTS technology is integrated in more than two billion devices globally, and the world’s leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners’ network-connected devices. For more information, please visit www.dts.com.

Forward-Looking Statements

This press release or any statements incorporated by reference herein, including, for example, the expected date of closing of the transaction and the potential benefits of the transaction, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Tessera’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Tessera and DTS, all of which are subject to change. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “will,” “may,” “anticipate,” “believe,” “could,” “would,” “might,” “potentially,” “estimate,” “continue,” “plan,” “expect,” “intend,” and similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Tessera will be able to enter into or consummate the proposed transaction; 2) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Tessera and DTS; 3) uncertainty as to the long-term value of DTS; 4) unpredictability and severity of natural disasters; 5) the resolution of intellectual property claims; 6) pricing trends, including Tessera’s and DTS’s ability to achieve economies of scale; 7) Tessera’s ability to implement its business strategy; 8) retention of key executives; 9) intense competition from a number of sources; 10) future regulations and policies affecting Tessera’s and DTS’s businesses; 11) general economic and market conditions; 12) the integration of businesses Tessera may acquire or new business ventures Tessera may start; 13) the evolving legal, regulatory and tax regimes under which we operate; 14) the expected amount and timing of cost savings and operating synergies; 15) failure to receive the approval of the stockholders of DTS; 16) recent and proposed changes to U.S. patent laws, rules, and regulations; 17) continued involvement in material legal proceedings; 18) issues with Tessera’s ability to integrate acquired technologies and 19) other developments in the markets Tessera and DTS operate, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Tessera and DTS on file with the Securities and Exchange Commission (the “SEC”). Tessera’s and DTS’s respective SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference in this press release are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Tessera or DTS will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Tessera or DTS or their respective businesses or operations. Except to the extent required by applicable law, Tessera and DTS undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information About the Transaction and Where to Find It

In connection with the proposed transaction, DTS will file a proxy statement with the SEC. Additionally, DTS will file other relevant materials with the SEC in connection with the proposed acquisition of DTS by Tessera pursuant to the terms of an Agreement and Plan of Merger by and among Tessera, DTS and the other parties thereto. The materials to be filed by DTS with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of DTS are urged to read DTS’s proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

DTS, Tessera and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of DTS stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DTS’s executive officers and directors in the solicitation by reading DTS’s proxy statement for its 2016 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Tessera’s executive officers and directors in the solicitation by reading Tessera’s proxy statement for its 2016 annual meeting of stockholders. Information concerning the interests of DTS’s participants in the solicitation, which may, in some cases, be different than those of DTS’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. Additional information regarding DTS directors and executive officers is also included in DTS’s proxy statement for its 2016 annual meeting of stockholders.

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Contacts:

Tessera General Media Contact:

Adolph Hunter

Director, Corporate Communications

ahunter@tessera.com

+1 408-321-6710

Tessera Investor Contact:

The Piacente Group | Investor Relations

Matt Steinberg

+1-212-481-2050

Tessera@tpg-ir.com

DTS Investor Contact:

DTS, Inc.

Geri Weinfeld

Senior Director, Investor Relations

geri.weinfeld@dts.com

+1-818-436-1231

Source: Tessera Technologies, Inc.